UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 20 20 (February 19, 2020)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31262	01-0609375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 404-504-9828

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement

On February 19, 2020, Asbury Automotive Group, Inc. (the “Company”) issued (i) $525,000,000 aggregate principal amount of 4.50% senior notes due 2028 (the “2028 Notes”) pursuant to an indenture, dated February 19, 2020 (the “2028 Notes Indenture”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and (ii) issued $600,000,000 aggregate principal amount of 4.75% senior notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to an indenture, dated February 19, 2020 (the “2030 Notes Indenture” and, together with the 2028 Notes Indenture, the “Indentures”) among the Company, the Guarantors and the Trustee. The Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Interest accrues on the Notes from February 19, 2020, and interest is payable semiannually on March 1 and September 1 of each year. The first interest payment date is September 1, 2020.

The 2028 Notes bear interest at a rate of 4.50% per year. The 2028 Notes mature on March 1, 2028. We may redeem some or all of the 2028 Notes at any time after March 1, 2023 at redemption prices specified in the 2028 Notes Indenture. We may also redeem up to 40% of the aggregate principal amount of the 2028 Notes using the proceeds from certain equity offerings completed before March 1, 2023 at a redemption price of 104.50% of their principal amount plus accrued and unpaid interest. In addition, we may redeem some or all of the 2028 Notes at any time prior to March 1, 2023 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the 2028 Notes Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the 2028 Notes. The terms of the 2028 Notes are set out in detail in the 2028 Notes Indenture.

The 2030 Notes bear interest at a rate of 4.75% per year. The 2030 Notes mature on March 1, 2030. We may redeem some or all of the 2030 Notes at any time after March 1, 2025 at redemption prices specified in the 2030 Notes Indenture. We may also redeem up to 40% of the aggregate principal amount of the 2030 Notes using the proceeds from certain equity offerings completed before March 1, 2025 at a redemption price of 104.75% of their principal amount plus accrued and unpaid interest. In addition, we may redeem some or all of the 2030 Notes at any time prior to March 1, 2025 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the 2030 Notes Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the 2030 Notes. The terms of the 2030 Notes are set out in detail in the 2030 Notes Indenture.

The Indentures contain covenants that, among other things, restrict the Issuer’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividends, distributions, investments and other restricted payments, sell certain assets, agree to certain restrictions on the ability of restricted subsidiaries to make certain payments to the Issuer or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the suspension of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Company intends to use the gross proceeds from the offering of Notes, together with additional borrowings and cash on hand, to (i) fund, if consummated, the previously announced acquisition of substantially all of the assets of the business of the Park Place Dealership family of entities (the “Acquisition”) pursuant to that certain Asset Purchase Agreement, dated as of December 11, 2019, among the Company, Park Place and the other parties thereto (the “Asset Purchase Agreement”), (ii) redeem all of its outstanding $600,000,000 aggregate principal amount of 6.0% Senior Subordinated Notes due 2024 (the “Existing Notes”) and (iii) pay fees and expenses in connection with the foregoing. If (i) the consummation of the Acquisition has not occurred on or before April 30, 2020 (the “End Date”) or (ii) the Company notifies the Trustee of its abandonment or termination of the Asset Purchase Agreement with respect to the Acquisition or its determination that the consummation of the Acquisition will not occur on or before the End Date, then the Company will be required to redeem $525.0 million (the “Mandatory Redemption Amount”) in aggregate of the 2028 Notes and the 2030 Notes on a pro rata basis in proportion to the aggregate principal amount of each series of Notes at a redemption price equal to 100% of the Mandatory Redemption Amount, plus accrued and unpaid interest to, but excluding, the redemption date.

In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into two registration rights agreements, each dated February 19, 2020, with respect to the 2028 Notes (the “2028 Notes Registration Rights Agreement”) and the 2030 Notes (the “2030 Notes Registration Rights Agreement,” and, together with the 2028 Notes Registration Rights Agreement, the “Registration Rights Agreements”). The Registration Rights Agreements require the Company and the Guarantors to use their commercially reasonable efforts to have an exchange offer registration statement relating to the applicable series of Notes and related guarantees declared effective by the SEC on or prior to 270 days after the applicable series Notes were issued. If, under certain circumstances, an exchange offer cannot be completed, the Company and the Guarantors must use their commercially reasonably efforts to file with the SEC a shelf registration statement covering resales of the applicable series of Notes and related guarantees and use their commercially reasonable efforts to cause such registration statement to be declared effective as provided for in the Registration Rights Agreements. In such instance, the Company would be obligated to keep such shelf registration statement effective for up to one year from the date of the initial effectiveness of the shelf registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreements, it will, under certain circumstances, be required to pay additional interest to the holders of the applicable series of Notes.

Copies of the 2028 Notes Indenture, the 2030 Notes Indenture, the form of the 2028 Notes, the form of 2030 Notes, the 2028 Notes Registration Rights Agreement and the 2030 Registration Rights Agreement are attached to this current report on Form 8-K as exhibits 4.1, 4.2, 4.3, 4.4, 4.5, and 4.6, respectively, and are incorporated by reference as though fully set forth herein. The foregoing description of the 20028 Notes Indenture, the 2030 Notes Indenture, the form of the 2028 Notes, the form of 2030 Notes, the 2028 Notes Registration Rights Agreement and the 2030 Registration Rights Agreement are qualified in their entirety by the complete text of each of such documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture relating to the 2028 Notes, dated as of February 19, 2020, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee

4.2	Indenture relating to the 2030 Notes, dated as of February 19, 2020, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee

4.3	Form of 4.50% Senior Note due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto)

4.4	Form of 4.75% Senior Note due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.2 hereto)

4.5

Registration Rights Agreement relating to the 2028 Notes, dated February 19, 2020, among Asbury Automotive Group, Inc., the guarantors party thereto and BofA Securities, Inc., J.P. Morgan Securities, LLC, Wells Fargo Securities, LLC, Santander Investment Securities Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc.

4.6

Registration Rights Agreement relating to the 2030 Notes, dated February 19, 2020, among Asbury Automotive Group, Inc., the guarantors party thereto and BofA Securities, Inc., J.P. Morgan Securities, LLC, Wells Fargo Securities, LLC, Santander Investment Securities Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 19, 2020	By:	/s/ William F. Stax
	Name:	William F. Stax
	Title:	Interim Principal Financial Officer, Vice President, Controller and Chief Accounting Officer